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                                                                    Exhibit 99.1

                                  SOHU.COM INC.

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Sohu.com Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Charles Zhang, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2002 and results of operations of the Company for the fiscal year ended December 31, 2002.

                                            /s/ Dr. Charles Zhang
                                            ---------------------

                                            Dr. Charles Zhang, President, Chief
                                            Executive Officer and Chairman of
                                            the Board of Directors

                                             March 28, 2003